CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45788, 33-48972, 33-55487, 333-49557, 333-83509, 333-87637, 333-95135, and 333-56546) of Tellabs, Inc. of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Tellabs, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended December 29, 2000.

/s/ Ernst & Young LLP

Chicago, Illinois
March 23, 2001